Exhibit 99.1

Mobiquity Networks Partners with Mobeam To Deliver Smarter Mobile Shopping

Mobeam joins Mobiquity Networks’ publisher network with the Beep’nGo app

GARDEN CITY, N.Y., September 15, 2015 -- Mobiquity Networks, a wholly owned subsidiary of Mobiquity Technologies, Inc. (OTCQB: MOBQ) ("Mobiquity" or "the Company"), which powers a leading national location-based mobile advertising and app engagement network, announced an exciting new partnership with Mobeam today. Mobeam will integrate Mobiquity Networks’ software into its popular Beep’nGo app, enabling it to deliver smarter and more convenient ways to pay and save while shopping.

Mobeam is a leader in in-store mobile barcode beaming technology. Its patented light-based beaming technology overcomes historical technical barriers and enables point of sale (POS) red laser scanners to read barcodes on Android mobile devices. Popular and emerging “mobile payment” apps rely on NFC or other technologies that communicate with credit card payment terminals, but not with scanners. Mobeam enables true mobile “wallets” and not just NFC-based card payment substitutes, meaning Beep’nGo users can now carry loyalty cards, membership cards, gift cards, tickets, vouchers and coupons in one app, providing them with universal POS access at retailers. Mobeam technology easily integrates with all existing mobile payment apps, thus completing their role as a comprehensive mobile wallet.

Mobeam wanted to extend the reach and targeting capabilities of Beep’nGo beyond the store, which led to the collaboration with Mobiquity Networks.

“Our goal is to make the shopping experience for consumers as easy as possible using mobile technology which enables true digital wallets, not simply digital credit card alternatives,” said George Garrick, CEO of Mobeam. “We chose to work with Mobiquity Networks because it powers the largest shopping mall-based beacon advertising network in the U.S., and is known for delivering proximity marketing without compromising the user experience. By joining Mobiquity Networks’ publisher network, we can improve the shopping experience even more by enabling shoppers to redeem their Mobiquity offers by simply beaming them into the checkout scanner. We complete the ‘last mile’ of capturing valuable targeted retail deals and enabling the shopper to easily transmit those savings into the checkout POS for an instant redemption”

By integrating the Mobiquity SDK, Beep’nGo gains the potential to reach the 260+ million monthly shoppers in Mobiquity’s network. The BeepNGo app will detect Mobiquity Networks’ beacons, which are placed in the common areas of malls, such as food courts, corridors and walkways and will deliver highly-targeted offers to users’ smartphones at the moment when they are the most impactful.

“Reaching shoppers when they are in mall common areas is critical for brands and retailers,” said Sean Trepeta, President of Mobiquity Networks. “This is the moment when they are deciding which stores to visit and what to buy. Now, Mobeam’s BeepNGo app will be able to reach consumers at these powerful moments of influence with relevant offers.”

In addition, the location awareness enabled by Mobiquity Networks provides Beep’nGo with much more granularity with respect to user activity, which will lead to better targeting and monetization opportunities.

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About Mobiquity Technologies:

Mobiquity Technologies, Inc. (OTCQB: MOBQ) (“Mobiquity”), parent company of Mobiquity Networks, operates a national location-based mobile advertising network that has developed a consumer-focused proximity network which we believe is unlike any other in the United States. Mobiquity’s integrated suite of leading-edge location based mobile advertising technologies allows our clients to execute more personalized and contextually relevant experiences, driving brand awareness and incremental revenue. Mobiquity Technologies will continue to attempt to expand its location-based mobile advertising solutions to create “smart malls” in retail destinations across the U.S. using Bluetooth-enabled iBeacon technology. Please visit the Company’s corporate websites at: www.mobiquitytechnologies.com and www.mobiquitynetworks.com.

About Mobeam

Mobeam is a global leader in mobile enabling technology. Mobeam technology allows laser scanners to read 1D barcodes from mobile devices, using patented technology that sends pulses of light or audio pulses to the sensor in scanners mimicking the black-and-white sequencing of standard barcodes. Mobeam is currently preloaded on more than 200 million mobile devices and enables retailers, CPGs and other companies to uniquely engage with consumers while increasing revenue opportunities. Mobeam was named a Red Herring Top 100 2015 award winner in the mobile industry segment. Additional information is available at www.mobeam.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performances or achievements express or implied by such forward-looking statements. The forward-looking statements are subject to risks and uncertainties including, without limitation, changes of competition, possible loss of customers, and the company’s ability to attract and retain key personnel.

Contact:

For media inquiries:

Mobiquity Networks

Jim Meckley, CMO

jim@mobiquitynetworks.com

(516) 256-7766 x222

Mobeam

Scott Phillips

Scott Phillips + Associates, Inc.

sphillips@sphillips.com

312.943.9100 x28

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